Artisan Partners Asset Management Inc. Reports October 2016 Assets Under Management
Milwaukee, WI - November 9, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of October 31, 2016 totaled $96.5 billion. Separate accounts accounted for $46.0 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $50.5 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of October 31, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	25,792
Non-U.S. Small-Cap Growth	1,004
Global Equity	1,154
Global Small-Cap Growth	68

U.S. Value Team
U.S. Mid-Cap Value	6,318
Value Equity	1,654

Growth Team
U.S. Mid-Cap Growth	13,642
U.S. Small-Cap Growth	2,233
Global Opportunities	9,223

Global Value Team
Non-U.S. Value	17,551
Global Value	14,928

Emerging Markets Team
Emerging Markets	236

Credit Team
High Income	1,802

Developing World Team
Developing World	889

Firm Total	$96,494

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com